Exhibit 99.1

e.l.f. Beauty Announces Third Quarter Fiscal 2023 Results
– Delivered 49% Net Sales Growth –

– Gained 150 Basis Points of Market Share –

– Raises Fiscal 2023 Outlook –
OAKLAND, California; February 1, 2023 — e.l.f. Beauty (NYSE: ELF) today announced results for the three and nine months ended December 31, 2022.
"We delivered a terrific third quarter - growing our net sales by 49% and expanding our market share by 150 basis points, according to Nielsen.” said Tarang Amin, e.l.f. Beauty's Chairman and Chief Executive Officer. “This quarter marked our 16th consecutive quarter of net sales growth, reflecting the continued strong execution by the e.l.f. Beauty team. As we look ahead, we're excited about the potential we see as we continue to make the best of beauty accessible to every eye, lip, face and skin concern."

Three Months Ended December 31, 2022 Results
For the three months ended December 31, 2022, compared to the three months ended December 31, 2021:
•Net sales increased 49% to $146.5 million, primarily driven by strength in both our retailer and e-commerce channels.
•Gross margin increased approximately 180 basis points to 67%, primarily driven by price increases, cost savings and product mix, partially offset by inventory adjustments and costs related to space gains and Spring shelf resets.
•Selling, general and administrative expenses ("SG&A") increased $20.1 million to $75.4 million, or 51% of net sales. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) increased $19.6 million to $68.2 million, or 47% of net sales. The increase was primarily due to an increase in marketing and digital spend, compensation and benefits, operations costs, retail fixturing and visual merchandising costs.
•The provision for income taxes was $4.3 million.
•Net income was $19.1 million on a GAAP basis. Adjusted net income (net income excluding the items identified in the reconciliation table below) was $26.8 million.
•Diluted earnings per share were $0.34 on a GAAP basis. Adjusted diluted earnings per share (diluted earnings per share calculated with adjusted net income excluding the items identified in the reconciliation table below) were $0.48.
•Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $36.6 million, or 25% of net sales, up 69% year over year.
Nine Months Ended December 31, 2022 Results
For the nine months ended December 31, 2022, compared to the nine months ended December 31, 2021:

•Net sales increased 36% to $391.5 million, primarily driven by strength in both our retailer and e-commerce channels.
•Gross margin increased approximately 255 basis points to 67%, primarily driven by price increases, cost savings, and product mix, partially offset by inventory adjustments and higher transportation costs.
•SG&A increased $44.6 million to $201.2 million, or 51% of net sales. Adjusted SG&A increased $40.0 million to $179.4 million, or 46% of net sales. The increase was primarily due to an increase in marketing and digital spend, compensation and benefits, operations costs, retail fixturing and visual merchandising costs.
•The provision for income taxes was $10.5 million.
•Net income was $45.3 million on a GAAP basis. Adjusted net income was $68.0 million.
•Diluted earnings per share were $0.82 on a GAAP basis. Adjusted diluted earnings per share were $1.24.
•Adjusted EBITDA was $95.5 million, or 24% of net sales, up 54% year over year.
Balance Sheet
As of December 31, 2022, the Company had $87.0 million in cash and cash equivalents and $62.2 million in long-term debt and finance lease obligations, as compared to $32.9 million in cash and cash equivalents and $92.5 million of long-term debt and finance lease obligations as of December 31, 2021.
Updated Fiscal 2023 Outlook
The Company is providing the following updated outlook for fiscal 2023. The updated outlook for fiscal 2023 reflects an expected 38-39% year-over-year increase in net sales, as compared to an expected 22-24% year-over-year increase previously.

	Updated Fiscal 2023 Outlook	Previous Fiscal 2023 Outlook
Net sales	$541-545 million	$478-486 million
Adjusted EBITDA	$110.5-112 million	$93.5-95 million
Adjusted effective tax rate	19%	22-23%
Adjusted net income	$75.5-77 million	$59-60.5 million
Adjusted diluted earnings per share	$1.37-1.40	$1.07-1.10
Fiscal year ending diluted shares outstanding	56 million	56 million
Webcast Details
The Company will hold a webcast to discuss the results from its third quarter fiscal 2023 today, February 1, 2023, at 4:30 p.m. Eastern Time. The webcast will be broadcast live at https://investor.elfbeauty.com/news-and-events/events. For those unable to listen to the live broadcast, an archived version will be available at the same location.
About e.l.f. Beauty
e.l.f. Beauty, Inc. builds brands designed to disrupt industry norms, shape culture and connect communities through positivity, inclusivity and accessibility. Our deep commitment to clean, cruelty free beauty at an incredible value has fueled the success of our flagship brand e.l.f. Cosmetics since 2004 and driven our portfolio expansion. Today, our multi-brand portfolio includes e.l.f. Cosmetics, e.l.f. SKIN, pioneering clean beauty brand Well People and Keys Soulcare, a groundbreaking lifestyle beauty brand created with Alicia Keys. Our family of brands is available online and across leading beauty, mass market and clean beauty specialty retailers in the U.S., and has a growing international presence.
Learn more by visiting investor.elfbeauty.com.

Note Regarding non-GAAP Financial Measures
This press release includes references to non-GAAP measures, including adjusted EBITDA, adjusted net income and adjusted diluted earnings per share. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this press release are not measurements of financial performance under GAAP and they should not be considered as alternatives to measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.

Adjusted EBITDA excludes expense or income related to restructuring of operations, stock-based compensation, loss on extinguishment of debt and other non-cash and non-recurring items. Such other non-cash or non-recurring items historically include legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare, third-party costs related to M&A due diligence, and amortization of internal-use software costs related to cloud applications. Adjusted SG&A excludes expense related to stock-based compensation and other non-cash and non-recurring items. Such other non-cash or non-recurring items historically include legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare and third-party costs related to M&A due diligence. Adjusted effective tax rate is the tax rate when excluding the pre-tax impact of expense or income related to restructuring of operations, stock-based compensation, other non-cash and non-recurring items, amortization of acquired intangible assets, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred. Adjusted net income excludes expense or income related to restructuring of operations, stock-based compensation, other non-cash and non-recurring items, loss on extinguishment of debt, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. Such other non-cash or non-recurring items, which historically include legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare, and third-party costs related to M&A due diligence.

With respect to the Company’s expectations under “Updated Fiscal 2023 Outlook” above, the Company is not able to provide a quantitative reconciliation of the adjusted EBITDA, adjusted net income and adjusted diluted earnings per share guidance non-GAAP measures to the corresponding net income and diluted earnings per share GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Company's outlook for fiscal 2023 under “Updated Fiscal 2023 Outlook” above and those statements regarding our ability to continue to make the best of beauty accessible to every eye, lip, face and skin concern. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, as well as the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; and the Company’s ability to effectively manage its SG&A and other expenses. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investors:	Media:
KC Katten	Melinda Fried
VP, Corporate Development & Investor Relations, e.l.f. Beauty KKatten@elfbeauty.com	Head of Corporate Communications, e.l.f. Beauty mfried@elfbeauty.com

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of operations and comprehensive income
(unaudited)
(in thousands, except share and per share data)

	Three months ended December 31,		Nine months ended December 31,
	2022	2021	2022	2021
Net sales	$146,537	$98,118	$391,487	$287,020
Cost of sales	47,812	33,777	130,217	102,788
Gross profit	98,725	64,341	261,270	184,232
Selling, general and administrative expenses	75,434	55,384	201,172	156,580
Restructuring (income) expense	—	(14)	—	68
Operating income	23,291	8,971	60,098	27,584
Other income and expenses, net	730	(146)	(2,195)	(954)
Interest expense, net	(463)	(570)	(1,912)	(1,912)
Loss on extinguishment of debt	(176)	—	(176)	(460)
Income before provision for income taxes	23,382	8,255	55,815	24,258
Income tax provision	(4,277)	(2,041)	(10,531)	(4,044)
Net income	$19,105	$6,214	$45,284	$20,214
Comprehensive income	$19,105	$6,214	$45,284	$20,214

Net income per share:
Basic	$0.36	$0.12	$0.87	$0.40
Diluted	$0.34	$0.12	$0.82	$0.38
Weighted average shares outstanding:
Basic	52,707,406	51,072,639	52,239,761	50,831,985
Diluted	55,840,137	53,891,438	54,906,065	53,614,910

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated balance sheets
(unaudited)
(in thousands, except share and per share data)

	December 31, 2022	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$87,021	$43,353	$32,889
Accounts receivable, net	66,237	45,567	47,180
Inventory, net	81,250	84,498	85,248
Prepaid expenses and other current assets	28,382	19,611	19,808
Total current assets	262,890	193,029	185,125
Property and equipment, net	8,726	10,577	12,231
Intangible assets, net	80,071	86,163	88,194
Goodwill	171,620	171,620	171,620
Investments	2,875	2,875	2,875
Other assets	29,743	30,368	30,905
Total assets	$555,925	$494,632	$490,950

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$5,690	$5,786	$5,780
Accounts payable	32,049	19,227	22,756
Accrued expenses and other current liabilities	49,798	40,004	33,977
Total current liabilities	87,537	65,017	62,513
Long-term debt and finance lease obligations	62,177	91,080	92,474
Deferred tax liabilities	7,783	9,593	13,078
Long-term operating lease obligations	12,329	15,744	16,659
Other long-term liabilities	795	769	758
Total liabilities	170,621	182,203	185,482

Commitments and contingencies

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of December 31, 2022, March 31, 2022 and December 31, 2021; 53,165,462, 52,243,764 and 52,120,683 shares issued and outstanding as of December 31, 2022, March 31, 2022 and December 31, 2021, respectively	528	515	512
Additional paid-in capital	823,021	795,443	790,041
Accumulated deficit	(438,245)	(483,529)	(485,085)
Total stockholders' equity	385,304	312,429	305,468
Total liabilities and stockholders' equity	$555,925	$494,632	$490,950

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of cash flows
(unaudited)
(in thousands)

	Nine months ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$45,284	$20,214
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,496	20,317
Restructuring expense	—	68
Stock-based compensation expense	21,833	14,598
Amortization of debt issuance costs and discount on debt	271	304
Deferred income taxes	(1,819)	(401)
Loss on extinguishment of debt	176	460
Other, net	(1)	457
Changes in operating assets and liabilities:
Accounts receivable	(20,620)	(7,211)
Inventory	3,248	(28,390)
Prepaid expenses and other assets	(15,223)	(8,585)
Accounts payable and accrued expenses	22,610	(691)
Other liabilities	(3,254)	(3,314)
Net cash provided by operating activities	69,001	7,826

Cash flows from investing activities:
Purchase of property and equipment	(1,647)	(4,596)
Net cash used in investing activities	(1,647)	(4,596)

Cash flows from financing activities:
Proceeds from revolving line of credit	—	26,480
Repayment of revolving line of credit	—	(26,480)
Proceeds from long-term debt	—	25,581
Repayment of long-term debt	(28,750)	(53,275)
Debt issuance costs paid	—	(1,064)
Cash received from issuance of common stock	5,652	1,236
Other, net	(588)	(587)
Net cash used in financing activities	(23,686)	(28,109)

Net increase (decrease) in cash and cash equivalents	43,668	(24,879)
Cash and cash equivalents - beginning of period	43,353	57,768
Cash and cash equivalents - end of period	$87,021	$32,889

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three months ended December 31,		Nine months ended December 31,
	2022	2021	2022	2021
Net income	$19,105	$6,214	$45,284	$20,214
Interest expense, net	463	570	1,912	1,912
Income tax provision	4,277	2,041	10,531	4,044
Depreciation and amortization	4,386	5,680	13,399	16,709
EBITDA	$28,231	$14,505	$71,126	$42,879
Restructuring (income) expense (a)	—	(14)	—	68
Stock-based compensation	7,257	5,211	21,833	14,598
Loss on extinguishment of debt (b)	176	—	176	460
Other non-cash and non-recurring items (c)	938	1,980	2,403	3,870
Adjusted EBITDA	$36,602	$21,682	$95,538	$61,875

(a) Restructuring (income) expense during the three and nine months ended December 31, 2021, relates to the closure of the Company’s manufacturing plant, including impairment of assets, the disposal of excess inventory on hand at the plant, the termination of manufacturing employees and sub lease income.
(b) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(c) Represents various other non-cash or non-recurring items, which historically include legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare, third-party costs related to M&A due diligence, and amortization of internal-use software costs related to cloud applications.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three months ended December 31,		Nine months ended December 31,
	2022	2021	2022	2021
Selling, general and administrative expenses	$75,434	$55,384	$201,172	$156,580
Stock-based compensation	(7,239)	(5,149)	(21,810)	(14,372)
Other non-cash and non-recurring items (a)	—	(1,611)	—	(2,848)
Adjusted selling, general and administrative expenses	$68,195	$48,624	$179,362	$139,360

(a) Represents various other non-cash or non-recurring items, which historically include legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare, and third-party costs related to M&A due diligence.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three months ended December 31,		Nine months ended December 31,
	2022	2021	2022	2021
Net income	$19,105	$6,214	$45,284	$20,214
Restructuring (income) expense (a)	—	(14)	—	68
Stock-based compensation	7,257	5,211	21,833	14,598
Other non-cash and non-recurring items (b)	—	1,611	—	2,848
Loss on extinguishment of debt (c)	176	—	176	460
Amortization of acquired intangible assets (d)	2,031	2,031	6,093	6,093
Tax Impact (e)	(1,767)	(2,316)	(5,402)	(5,992)
Adjusted net income	$26,802	$12,737	$67,984	$38,289

Weighted average number of shares outstanding – diluted	55,840,137	53,891,438	54,906,065	53,614,910
Adjusted diluted earnings per share	$0.48	$0.24	$1.24	$0.71

(a) Restructuring (income) expense during the three and nine months ended December 31, 2021, relates to the closure of the Company’s manufacturing plant, including impairment of assets, the disposal of excess inventory on hand at the plant, the termination of manufacturing employees and sub lease income.
(b) Represents various other non-cash or non-recurring items, which historically include legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare, and third-party costs related to M&A due diligence.
(c) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(d) Represents amortization expense of acquired intangible assets consisting of customer relationships and trademarks.
(e) Represents the tax impact of the above adjustments.